Exhibit 20.6
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                  For the Month of April 2000
                               Distribution Date of May 15, 2000
                                   Servicer Certificate #12

Original Pool Amount                                     $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                       $0.00


Beginning Pool Balance                                   $517,062,538.52
Beginning Pool Factor                                          0.7234024

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)   $13,222,487.96
     Interest Collected                                    $3,474,808.94

Additional Deposits:
     Repurchase Amounts                                            $0.00
     Liquidation Proceeds / Recoveries                     $1,430,422.22
Total Additional Deposits                                  $1,430,422.22

Repos / Chargeoffs                                         $1,512,792.75
Aggregate Number of Notes Charged Off                                150

Total Available Funds                                     $18,127,719.12

Ending Pool Balance                                      $502,327,257.81
Ending Pool Factor                                             0.7027868

Servicing Fee                                                $430,885.45

Repayment of Servicer Advances                                     $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                   $27,702,339.07
     Target Percentage                                             5.25%
     Target Balance                                       $26,372,181.04
     Minimum Balance                                      $14,295,295.01
     (Release) / Deposit                                  ($1,330,158.03)
     Ending Balance                                       $26,372,181.04

Current Weighted Average APR:                                     8.509%
Current Weighted Average Remaining Term (months):                  39.83
Delinquencies                                            Dollars        Notes
     Installments:               1 - 30 days          $3,099,674.33     2,864
                                 31 - 60 days           $724,808.02       601
                                 60+  days              $228,391.00       134

     Total:                                           $4,052,873.35     2,868

     Balances:                   60+  days            $5,939,864.93       134

Memo Item - Reserve Account
     Prior Month                                     $27,145,783.27
+    Invest. Income                                     $136,505.72
+    Excess Serv.                                       $420,050.08
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $27,702,339.07

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of April 2000

                                                                                     NOTES

                                    TOTAL          CLASS A - 1     CLASS A - 2      CLASS A - 3      CLASS A - 4     CLASS B NOTES
                               $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                             0.00%           96.50%            0.00%            0.00%           3.50%
     Coupon                                             5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance         $517,062,538.52
Ending Pool Balance            $502,327,257.81

Collected Principal             $13,222,487.96
Collected Interest               $3,474,808.94
Charge - Offs                    $1,512,792.75
Liquidation Proceeds/Recoveries  $1,430,422.22
Servicing                          $430,885.45
Cash Transfer from Reserve Account       $0.00
Total Collections Available
  for Debt Service              $17,696,833.67

Beginning Balance              $517,062,538.52            $0.00  $148,072,365.48  $200,000,000.00  $145,745,000.00  $23,245,173.05

Interest Due                     $2,541,502.88            $0.00      $684,834.69      $991,666.67      $744,514.04     $120,487.48
Interest Paid                    $2,541,502.88            $0.00      $684,834.69      $991,666.67      $744,514.04     $120,487.48
Principal Due                   $14,735,280.71            $0.00   $14,219,545.89            $0.00            $0.00     $515,734.82
Principal Paid                  $14,735,280.71            $0.00   $14,219,545.89            $0.00            $0.00     $515,734.82

Ending Balance                 $502,327,257.82            $0.00  $133,852,819.59  $200,000,000.00  $145,745,000.00  $22,729,438.23
Note / Certificate Pool Factor                           0.0000           0.6795           1.0000           1.0000          0.9085
   (Ending Balance / Original Pool Amount)
Total Distributions             $17,276,783.59            $0.00   $14,904,380.58      $991,666.67      $744,514.04     $636,222.30

Interest Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                     $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                   $420,050.08
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance  $27,702,339.07
(Release) / Draw                ($1,330,158.03)
Ending Reserve Acct Balance     $26,372,181.04

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of April 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                 4                3                 2                  1
                                  Dec-99            Jan-00           Feb-00            Mar-00             Apr-00
Beginning Pool Balance       $588,411,657.71   $570,358,289.63   $555,232,338.87   $537,539,093.52   $517,062,538.52

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $1,057,734.63       $823,183.48     $2,395,560.90     $1,246,287.60     $1,512,792.75
    Recoveries                   $528,037.20     $1,281,147.20       $875,831.70     $1,060,161.17     $1,430,422.22

Total Charged Off (Months 5, 4, 3)               $4,276,479.01
Total Recoveries (Months 3, 2, 1)                $3,366,415.09
Net Loss / (Recoveries) for 3 Mos                  $910,063.92 (a)

Total Balance (Months 5, 4, 3)               $1,714,002,286.21 (b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.6372

Trigger:  Is Ratio > 1.5%                                   No
                                                                     Feb-00            Mar-00             Apr-00

B)   Delinquency Trigger:                                          $5,621,790.13     $5,300,727.14     $5,939,864.93
     Balance delinquency 60+ days                                       1.01251%          0.98611%          1.14877%
     As % of Beginning Pool Balance                                     0.99410%          1.06152%          1.04913%
     Three Month Average

Trigger:  Is Average > 2.0%                                 No

C)   Noteholders Percent Trigger:                     3.68963%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                 No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer